UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2022

HECLA MINING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8491	77-0664171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of principal executive offices) (Zip Code)

(208) 769-4100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	HL	New York Stock Exchange
Series B Cumulative Convertible Preferred Stock, par value $0.25 per share	HL-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 - Entry into a Material Definitive Agreement

On July 21, 2022 Hecla Mining Company (“we,” “our,” “us,” or the “Company”) entered into a Credit Agreement (“New Credit Agreement”) with the various financial institutions and other persons from time to time party thereto as lenders (the “Lenders”), Bank of Montreal and Bank of America, N.A. as letters of credit issuers, and Bank of America, N.A., as administrative agent for the Lenders and as swingline lender, to replace our Prior Credit Agreement (as hereinafter defined). The New Credit Agreement is a $150 million senior secured revolving facility, with an option to be increased in an aggregate amount not to exceed $75 million. The revolving loans under the New Credit Agreement will have a maturity date of July 21, 2026. Proceeds of the revolving loans under the New Credit Agreement may be used to refinance the Prior Credit Agreement and for general corporate purposes. The interest rate on outstanding loans under the New Credit Agreement is, at the option of the Borrowers, one month, three months or six months Term SOFR (which is the one month, three months or six months Term SOFR Screen Rate published two U.S. government securities business days prior to the commencement of the applicable interest period plus (x) 0.10% for an interest period of one-month’s duration, (y) 0.15% for an interest period of three-month’s duration and (z) 0.25% for an interest period of six-month’s duration) plus the Applicable Margin or Base Rate (which is the highest of (i) the Bank of America prime rate, (ii) the Federal Funds rate plus .50% and (iii) Term SOFR plus 1.00%, subject to the interest rate floors set forth therein) plus the Applicable Margin. The “Applicable Margin” means (a) for the first fiscal quarter ending after the closing date, in the case of Term SOFR loans, 2.25% per annum, and, in the case of Base Rate loans, 1.25% per annum, and (b) thereafter, between 2.00% and 3.50% for Term SOFR loans or between 1.00% and 2.50% for Base Rate loans depending on our total leverage ratio. We are required to pay quarterly in arrears a commitment fee of between 0.45000% to 0.78750%, depending on our total leverage ratio, of the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of the Outstanding Amount of Revolving Loan and the Outstanding Amount of L/C Obligations. We are also required to pay a participation fee for letters of credit issued under the New Credit Agreement in an amount between 2.00% and 3.50% based on our total leverage ratio, as well as a fronting fee to each issuing bank at an agreed upon rate per annum on the average daily dollar amount of our letter of credit exposure.

We and certain of our subsidiaries are the borrowers under the New Credit Agreement, while certain of our other subsidiaries are guarantors of the borrowers’ obligations under the New Credit Agreement. As further security, the credit facility is collateralized by a mortgage on the Greens Creek mine, the equity interests of our subsidiaries that own the Greens Creek mine or are part of the Greens Creek Joint Venture and our subsidiary Hecla Admiralty Company (the “Greens Creek Group”), and by all of the Green Creek Group’s rights and interests in the Greens Creek Joint Venture Agreement, and in all assets of the joint venture and of any member of the Greens Creek Group.

The New Credit Agreement contains representations and warranties made by us. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the New Credit Agreement. While we do not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the New Credit Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. The New Credit Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information about us can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The disclosure schedules contain information that has been included in our general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the New Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures.

A copy of the New Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 - Termination of a Material Definitive Agreement

In connection with entry into the New Credit Agreement described above in Item 1.01, the Company’s prior credit agreement, that certain Fifth Amended and Restated Credit Agreement dated as of July 16, 2018, by and among Hecla Mining Company, Hecla Limited, Hecla Alaska LLC, Hecla Greens Creek Mining Company, and Hecla Juneau Mining Company, as the Borrowers, The Bank of Nova Scotia, as the Administrative Agent for the lenders, and the various lenders party thereto, as amended, was terminated on July 21, 2022.

Item 2.03. - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 and in Exhibit 10.1 is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(c)    Exhibits

10.1	Credit Agreement dated as of July 21, 2022, by and among Hecla Mining Company, Hecla Limited, Hecla Alaska LLC, Hecla Greens Creek Mining Company, and Hecla Juneau Mining Company, as the Borrowers, Bank of America, N.A., as the Administrative Agent for the Lenders, and various Lenders.* **

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The Schedules referenced in the New Credit Agreement are omitted, but the Company agrees to furnish supplementally a copy of the Schedules to the Securities and Exchange Commission upon request.
**	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

Dated: July 21, 2022

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